Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging Holding Company Reports Third Quarter 2017 Results

Highlights

•	Q3 Net Sales were $1,137.6 million versus $1,103.7 million in the prior year period.

•	Q3 Net Tons Sold were 743.1 thousand tons versus 721.6 thousand tons in the prior year period.

•	Q3 Earnings per Diluted Share were $0.15 versus $0.18 in the prior year period.

•	Q3 Adjusted Earnings per Diluted Share were $0.18 versus $0.20 in the prior year period.

•	Q3 Net Income was $47.3 million versus $57.8 million in the prior year period.

•	Q3 Adjusted EBITDA was $188.3 million versus $200.1 million in the prior year period.

•	Returned $25.8 million to stockholders in Q3 through dividends and share repurchases.

ATLANTA, GA, October 24, 2017. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and consumer product companies, today reported Net Income for third quarter 2017 of $47.3 million, or $0.15 per share, based on 310.9 million weighted average diluted shares. This compares to third quarter 2016 Net Income of $57.8 million, or $0.18 per share, based on 320.4 million weighted average diluted shares.

Third quarter 2017 Net Income was negatively impacted by $7.5 million (net of a $3.8 million tax benefit) of charges associated with business combinations, shutdown and other special charges, and accelerated depreciation related to the announced shutdown of the Santa Clara, California mill. When adjusting for these charges, Adjusted Net Income for the third quarter of 2017 was $54.8 million, or $0.18 per diluted share. This compares to third quarter 2016 Adjusted Net Income of $64.0 million or $0.20 per diluted share.
“Third quarter Adjusted EBITDA met our expectations at $188 million compared to $200 million in the prior year period. Net Tons Sold were up 3.0%, reflecting an acquisition and modestly positive core volumes. Despite challenges from the hurricanes that resulted in higher freight and chemicals costs, the business performed well in the quarter with a continued emphasis on operating efficiencies and cost reduction” said President and CEO Michael Doss.
“We completed the Carton Craft acquisition on July 10, 2017, and the Norgraft acquisition on October 4, 2017. We also announced the closure of our Santa Clara, California coated recycled paperboard mill in early September. This action was enabled by strategic capital investments that have greatly enhanced the flexibility across our Midwest coated recycled paperboard mills, as well as our West Monroe, Louisiana and Macon, Georgia coated unbleached kraft paperboard mills. We remain committed to a balanced capital allocation strategy, which includes reinvesting in our business to drive strong cash returns on cash invested, strategic acquisitions at compelling post-synergy multiples, and returning cash to stockholders.”

Operating Results
Net Sales
Net Sales increased 3.1% to $1,137.6 million in the third quarter of 2017, compared to $1,103.7 million in the prior year period. When comparing against the prior year quarter, net sales were positively impacted by $29.7 million of improved volume/mix related to an acquisition and modestly positive core volumes, and $7.8 million of favorable foreign exchange. These benefits were partially offset by $3.6 million of lower pricing.
Attached is supplemental data showing Net Tons Sold for the first, second, and third quarters of 2017 and each quarter of 2016.

EBITDA
EBITDA for the third quarter of 2017 was $184.1 million, or $7.1 million lower than the third quarter of 2016. After adjusting both periods for expenses associated with business combinations and other special charges, Adjusted EBITDA decreased as expected to $188.3 million in the third quarter of 2017 from $200.1 million in the third quarter of 2016. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2017 was positively impacted by $9.9 million of improved net operating performance and $6.4 million of favorable volume/mix. These benefits were more than offset by $17.7 million of commodity input cost inflation, $6.7 million of other inflation (primarily labor and benefits), $3.6 million of lower pricing, and $0.1 million of unfavorable foreign exchange rates.

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) increased $60.7 million during the third quarter of 2017 to $2,288.1 million compared to the second quarter of 2017. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $56.0 million during the third quarter of 2017 to $2,270.9 million compared to the second quarter of 2017. At quarter end, the Company's Net Leverage Ratio was 3.27 times Adjusted EBITDA compared to 2.76 times at the end of 2016.
At September 30, 2017, the Company had available global liquidity of $1,109.6 million, including the undrawn availability under its global revolving credit facilities.

Net Interest Expense was $22.6 million in the third quarter of 2017, up compared to the $20.0 million in the third quarter of 2016, reflecting higher interest rates.
Capital expenditures for the third quarter of 2017 were $53.3 million compared to $72.4 million in the third quarter of 2016.
Third quarter 2017 Income Tax Expense was $25.9 million compared to $28.0 million in the third quarter of 2016.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Total Net Debt and Net Leverage Ratio is attached to this release.

Conference Call
The Company will host a conference call at 8:30 am eastern time today (October 24, 2017) to discuss the results of third quarter 2017. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 61299881). Supporting materials for our conference call have also been posted to the Company’s website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including completing and integrating acquisitions, productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage and other consumer product companies. The Company operates on a global basis, is one of the largest producers of folding cartons in the United States, and holds leading market positions in coated unbleached kraft paperboard and coated-recycled paperboard. The Company's customers include many of the world's most widely recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2017	2016	2017	2016
Net Sales	$1,137.6	$1,103.7	$3,293.8	$3,240.9
Cost of Sales	946.0	912.4	2,750.3	2,637.1
Selling, General and Administrative	90.6	78.9	265.3	260.7
Other Expense (Income), Net	2.0	(0.1)	1.4	2.0
Business Combinations and Shutdown and Other Special Charges	3.6	7.4	18.3	23.2
Income from Operations	95.4	105.1	258.5	317.9
Interest Expense, Net	(22.6)	(20.0)	(66.4)	(55.1)
Income before Income Taxes and Equity Income of Unconsolidated Entity	72.8	85.1	192.1	262.8
Income Tax Expense	(25.9)	(28.0)	(67.1)	(71.3)
Income before Equity Income of Unconsolidated Entity	46.9	57.1	125.0	191.5
Equity Income of Unconsolidated Entity	0.4	0.7	1.3	1.6
Net Income	$47.3	$57.8	$126.3	$193.1

Net Income Per Share — Basic	$0.15	$0.18	$0.41	$0.60
Net Income Per Share — Diluted	$0.15	$0.18	$0.40	$0.60

Weighted Average Number of Shares Outstanding - Basic	310.4	319.7	311.3	322.1
Weighted Average Number of Shares Outstanding - Diluted	310.9	320.4	311.9	322.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2017	December 31, 2016

ASSETS

Current Assets:
Cash and Cash Equivalents	$17.2	$59.1
Receivables, Net	539.0	426.8
Inventories, Net	621.5	582.9
Other Current Assets	44.9	46.1
Total Current Assets	1,222.6	1,114.9
Property, Plant and Equipment, Net	1,820.8	1,751.9
Goodwill	1,309.3	1,260.3
Intangible Assets, Net	449.6	445.3
Other Assets	37.5	31.0
Total Assets	$4,839.8	$4,603.4

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$49.6	$63.4
Accounts Payable	486.7	466.5
Other Accrued Liabilities	281.1	249.9
Total Current Liabilities	817.4	779.8
Long-Term Debt	2,225.2	2,088.5
Deferred Income Tax Liabilities	421.5	408.0
Other Noncurrent Liabilities	242.0	270.6

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 309,713,908 and 313,533,785 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	3.1	3.1
Capital in Excess of Par Value	1,680.2	1,709.0
Accumulated Deficit	(206.6)	(268.0)
Accumulated Other Comprehensive Loss	(343.0)	(387.6)
Total Shareholders’ Equity	1,133.7	1,056.5
Total Liabilities and Shareholders’ Equity	$4,839.8	$4,603.4

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$126.3	$193.1
Non-cash Items Included in Net Income:
Depreciation and Amortization	237.2	224.1
Deferred Income Taxes	51.2	55.1
Amount of Postretirement Expense Less Than Funding	(39.6)	(24.3)
Other, Net	(3.1)	32.6
Changes in Operating Assets and Liabilities	(65.5)	(86.3)
Net Cash Provided by Operating Activities	306.5	394.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(185.8)	(248.7)
Packaging Machinery Spending	(12.0)	(9.7)
Acquisition of Businesses, Net of Cash Acquired	(120.9)	(331.9)
Other, Net	(0.4)	(4.1)
Net Cash Used in Investing Activities	(319.1)	(594.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(62.1)	(106.4)
Payments on Debt	(18.8)	(18.8)
Proceeds from Issuance of Debt	—	300.0
Borrowings under Revolving Credit Facilities	814.0	1,013.3
Payments on Revolving Credit Facilities	(695.8)	(933.3)
Repurchase of Common Stock related to Share-Based Payments	(10.1)	(10.6)
Debt Issuance Costs	—	(5.1)
Dividends Paid	(70.2)	(48.5)
Other, Net	11.4	(0.5)
Net Cash (Used In) Provided by Financing Activities	(31.6)	190.1
Effect of Exchange Rate Changes on Cash	2.3	0.8
Net Decrease in Cash and Cash Equivalents	(41.9)	(9.2)
Cash and Cash Equivalents at Beginning of Period	59.1	54.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17.2	$45.7

Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2017	2016	2017	2016
Net Income	$47.3	$57.8	$126.3	$193.1
Add (Subtract):
Income Tax Expense	25.9	28.0	67.1	71.3
Equity Income of Unconsolidated Entity	(0.4)	(0.7)	(1.3)	(1.6)
Interest Expense, Net	22.6	20.0	66.4	55.1
Depreciation and Amortization	88.7	86.1	242.4	244.3
EBITDA	184.1	191.2	500.9	562.2
Charges Associated with Business Combinations(a)	2.9	3.6	10.6	14.0
Shutdown and Other Special Charges	1.3	5.3	8.3	12.5
Adjusted EBITDA	$188.3	$200.1	$519.8	$588.7

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	16.6%	18.1%	15.8%	18.2%

Net Income	$47.3	$57.8	$126.3	$193.1
Charges Associated with Business Combinations(a)	2.9	3.6	10.6	14.0
Shutdown and Other Special Charges	1.3	5.3	8.3	12.5
Accelerated Depreciation Related to Shutdown	7.1	—	7.1	—
Tax Impact of Business Combinations, Accelerated Depreciation and Shutdown and Other Special Charges	(3.8)	(2.7)	(8.4)	(8.5)
One-time Discrete Tax Item	—	—	—	(22.4)
Adjusted Net Income	$54.8	$64.0	$143.9	$188.7

Adjusted Earnings Per Share - Basic	$0.18	$0.20	$0.46	$0.59
Adjusted Earnings Per Share - Diluted	$0.18	$0.20	$0.46	$0.58

(a) For the three and nine months ended September 30, 2017, $0.6 million is recorded in costs of sales for inventory valuation adjustments related to business combinations. For the three and nine months ended September 30, 2016, $1.5 million and $3.3 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2017	2016	2016
Net Income	$161.2	$250.3	$228.0
Add (Subtract):
Income Tax Expense	89.0	99.4	93.2
Equity Income of Unconsolidated Entities	(1.5)	(1.9)	(1.8)
Interest Expense, Net	87.9	71.7	76.6
Depreciation and Amortization	325.5	315.4	327.4
EBITDA	662.1	734.9	723.4
Charges Associated with Business Combinations	12.5	18.0	15.9
Shutdown and Other Special Charges	20.3	16.5	24.5
Adjusted EBITDA	$694.9	$769.4	$763.8

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2017	2016	2016
Short-Term Debt and Current Portion of Long-Term Debt	$49.6	$64.1	$63.4
Long-Term Debt (a)	2,238.5	2,207.7	2,104.4
Less:
Cash and Cash Equivalents	(17.2)	(45.7)	(59.1)
Total Net Debt	$2,270.9	$2,226.1	$2,108.7

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.27	2.89	2.76
(a) Excludes unamortized deferred debt issue costs.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2017

Net Tons Sold (000's)	726.8	733.9	743.1
2016

Net Tons Sold (000's)	687.0	721.9	721.6	706.8